UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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MANHATTAN SCIENTIFICS, INC.
 (Name of Registrant As Specified In Its Charter)

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MANHATTAN SCIENTIFICS, INC.
The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, New York 10174
(212) 541-2405

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

New York, New York *, 2014

This information statement has been mailed on or about *, 2014 to the stockholders of record on *, 2014 (the “Record Date”) of Manhattan Scientifics, Inc., a Delaware corporation (the "Company") in connection with certain actions to be taken by the written consent by stockholders holding a majority of the voting shares of the Company, dated as of November 11, 2013. The actions to be taken pursuant to the written consent shall be taken on or about *, 2014, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Emmanuel Tsoupanarias
Chief Executive Officer and Director

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE VOTING SHARES OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED NOVEMBER 11, 2013

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to a written consent of stockholders holding a majority of the issued and outstanding shares of the Company dated November 11, 2013, in lieu of a special meeting of the stockholders. Such action will be taken on or about *, 2014:

•
To amend the Company's Certificate of Incorporation, (the “Certificate of Incorporation”) to increase the number of authorized shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company from 500,000,000 shares to 950,000,000 shares.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 500,000,000 shares of Common Stock, of which 462,963,554 shares were issued and outstanding. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock. In addition, the Company has authorized 1,000,000 shares of preferred shares of which 250,000 have been designated as Series B Preferred Shares and 105,761 have been designated as Series D Preferred Shares.

On October 25, 1999, the Company filed a Certificate of Designation with the State of Delaware authorizing the designation of 250,000 shares of Class B Preferred Stock, par value $0.001 per share (the "Series B Preferred Shares"). As of December 31, 2012, 49,999 shares of Series B Preferred Shares were issued and outstanding. The Series B Preferred Shares are convertible at a rate of 1 Series B Preferred Share to 10 common shares.

On October 31, 2013, the Company filed a Certificate of Designation with the State of Delaware authorizing the issuance of 105,761 shares of Series D Preferred Stock, par value $0.001 per share (the "Series D Preferred Stock"). The Series D Preferred Stock does not pay dividends and the does not have a liquidation preference. The Holder of the Series D Preferred Stock will be entitled to 20 votes for each share of common stock that the Series D Preferred Stock are convertible into. The Series D Preferred Stock has a conversion price of $0.055 (the “Conversion Price”) and a stated value of $10.00 (the “Stated Value”) per share. Each share of Series D Preferred Stock is convertible, at the option of the Holder, into such number of shares of common stock of the Company as determined by dividing Stated Value by the Conversion Price. There are presently 105,761 shares of Series D Preferred Shares outstanding.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2014.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant Delaware General Corporation Law of the State of Delaware.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on the Record Date of corporate action expected to be taken pursuant to the consents or authorizations of shareholders representing a majority of the Company’s Common Stock.

Shareholders holding a majority of the Company's outstanding voting stock voted in favor of the corporate matter outlined in this Information Statement, which action is expected to take place on or before *, 2014. The matter relates to the approval to authorize an increase in the number of authorized shares of the Company's Common Stock from 500,000,000 to 950,000,000 shares of common stock.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of Common Stock as of record on the Record Date will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the Company's outstanding shares of Common Stock voted in favor of the actions. Under Delaware corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the action is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the actions consists of the vote of the holders of a majority of the voting power of the Common Stock, each of whom is entitled to one vote per share. The Series B Preferred Shares are convertible at a rate of 1 Series B Preferred Share to 10 common shares and may be voted on as an converted basis. The holder of the Series D Preferred Stock will be entitled to 20 votes for each share of common stock that the Series D Preferred Stock are convertible into. As of the Record Date, 462,963,554 shares of Common Stock were issued and outstanding.

WHAT CORPORATE MATTERS WILL THE SHAREHOLDERS VOTE FOR, AND HOW WILL THEY VOTE?

Shareholders holding a majority of our voting stock have voted in favor of the following action:

•     TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY FROM 500,000,000 SHARES TO 950,000,000 SHARES.

WHAT VOTE IS REQUIRED TO APPROVE THE ACTIONS?

The affirmative vote of a majority of the shares of our voting stock outstanding on the Record Date, is required for approval of the action. A majority of the outstanding voting shares of voting stock voted in favor of the action.

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table identifies, as of February 5, 2014, the number and percentage of outstanding shares of Common Stock owned by (i) each person known to the Company who owns more than five percent of the outstanding Common Stock, (ii) each named executive officer and director, and (iii) and all executive officers and directors of the Company as a group:

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (1)
Emmanuel Tsoupanarias (2)	17,000,106	3.7%
Leonard C. Friedman (3)	9,200,000	2.0%
Frank Georgiou (4)	21,700,106	4.7%
Chris Theoharis (4)	3,498,105	0.8%
Larry Schatz	3,000,000	0.6%
Directors and Executive Officers as a group (5 persons)	54,398,317	11.8%
Marvin Maslow (5)	27,897,606	0.6%
Total	82,295,923	17.8%

(1) This tabular information is intended to conform to Rule 13d-3 promulgated under the Securities Exchange Act of 1934 relating to the determination of beneficial ownership of securities. The percent of class is based on 462,963,554 shares and, for each beneficial owner, gives effect to the exercise of warrants or options exercisable within 60 days of the date of this table owned, in each case, by the person or group whose percentage ownership is set forth herein.

(2) Includes 10,200,106 owned by Saraklis Inc., a corporation controlled by Mr. Tsoupanarias, a warrant to purchase 800,000 shares at a price of $0.013 per share and options to purchase 6,000,000 shares at $0.07.

(3) Includes 2,500,000 shares owned in joint tenancy with his wife and a warrant to purchase 800,000 shares at a price of $0.013 per share.

(4) Includes a warrant to purchase 800,000 shares at a price of $0.013 per share.

(5) Includes 27,897,606 shares of Common Stock, options to purchase 25,000,000 shares of Common Stock, a warrant to purchase 800,000 shares of Common Stock

No Director, executive officer, affiliate or any owner of record or beneficial owner of more than 5% of any class of voting securities of the Company is a party adverse to the Company or has a material interest adverse to the Company.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO
INCREASE OF AUTHORIZED SHARES

On November 11, 2013, the majority stockholders holding a majority of the issued and outstanding voting shares of the Company approved an amendment to the Company’s Certificate of Incorporation, to increase the number of authorized shares of Common Stock from 500,000,000 to 950,000,000. The Company currently has authorized capital stock of 500,000,000 shares of Common Stock and approximately 462,963,554 shares of Common Stock are outstanding as of November 11, 2013. The Company’s Board of Directors (the “Board”) believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financings, and stock based acquisitions.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

As of November 11, 2013, a total of 462,963,554 shares of the Company's currently authorized 500,000,000 shares of Common Stock are issued and outstanding. The Company has also reserved an aggregate of 10,000,000 shares in connection with its 2005 Equity Compensation Plan (the "2005 Plan"). The number of shares under the 2005 Plan available for grant at December 31, 2012 was 4,868,763. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its certificate or incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

Stockholders should recognize that, as a result of this proposal, they will own a fewer percentage of shares with respect to the total authorized shares of the Company, than they presently own, and will be diluted as a result of any issuances contemplated by the Company in the future.

Except as set forth below, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

In 1999, the Company issued 49,999 Series B Preferred Shares which are convertible into 499,999 shares of common stock.

On November 5, 2013, the Company issued 105,761 Series D Preferred Shares in consideration of the cancellation of debt in the amount of $1,057,608. The Series D Preferred Stock does not pay dividends and the does not have a liquidation preference. The Holder of the Series D Preferred Stock will be entitled to 20 votes for each share of common stock that the Series D Preferred Stock are convertible into. The Series D Preferred Stock has a conversion price of $0.055 (the “Conversion Price”) and a stated value of $10.00 (the “Stated Value”) per share. Each share of Series D Preferred Stock is convertible, at the option of the Holder, into such number of shares of common stock of the Company as determined by dividing Stated Value by the Conversion Price.

In 2000, the Company’s Board of Directors adopted the 2000 Equity Incentive Plan (the "2000 Plan"). The 2000 Plan authorizes the issuance of options, right to purchase Common Stock and stock bonuses to officers, employees, directors and consultants. The Company reserved 30,000,000 shares of common Stock for awards to be made under the 2000 Plan. The number of shares under the 2000 Plan available for grant at December 31, 2012 and 2011 was 25,281,000.

In November 2004, the Company’s Board of Directors adopted the 2004 Consultant Stock Plan (the "2004 Plan"). The purpose of this 2004 Consultant Stock Plan is to advance the Company’s interests by helping the Company obtain and retain the services of persons providing consulting services upon whose judgment, initiative, efforts and/or services we are substantially dependent, by offering to or providing those persons with incentives or inducements affording such persons an opportunity to become owners of our capital stock.

On May 9, 2005, the Company’s Board of Directors adopted the 2005 Equity Compensation Plan (the "2005 Plan"). The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to our success, by offering them an opportunity to participate in the Company’s future performance through awards of Options, the right to purchase Common Stock and Stock Bonuses. The Company reserved 10,000,000 shares of Common Stock for awards to be made under the 2005 Plan.

The following options are outstanding:

Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.01	25,000,000	4.68	0.01	25,000,000	0.01
0.07	6,000,000	8.58	0.07	6,000,000	0.07
0.02	3,000,000	0.32	0.02	3,000,000	0.02
0.05	1,500,000	0.79	0.05	1,500,000	0.05
0.06	1,200,000	2.38	0.06	1,200,000	0.06
0.07	3,000,000	7.98	0.07	3,000,000	0.07

The following common stock purchase warrants are outstanding:

Date	Number of Warrants	Exercise Price	Contractual Life Remaining	Number of Shares Exercisable
October 11, 2007	3,200,000.01		7 years	3,200,000
November 9, 2007	800,000.01		7 years	800,000
September 8, 2009	312,000	.10-.25	1 year	312,000
November 1, 2009	1,688,000	.15-.30	1 year	1,688,000
October 21, 2011	2,000,000	0.05	1 year	2,000,000
February 1, 2012	1,500,000	0.05	1 year	1,500,000
April 26, 2012	3,000,000	0.05	1 year	3,000,000
September 10, 2012	800,000	0.07	2 years	800,000
September 19, 2012	600,000	0.07	2 years	600,000
September 27, 2012	500,000	0.07	2 years	500,000
	14,400,000			14,400,000

The Company is on schedule with the instrument assembly and prove-ins set forth in the financing agreement. On April 3, 2013, the Company and its wholly-owned subsidiary, Senior Scientific, LLC ("Subsidiary"), entered into Convertible Note Purchase Agreements with Raymond A. Mason, William B. Jones and the Ferdinand J. Crovato Trust (the "April 2013 Investors"), providing for the sale by the Subsidiary to the April 2013 Investors of Convertible Promissory Notes in the aggregate amount of up to $2,500,000 (the "Convertible Notes"). The closing of the initial $1,000,000 in Convertible Notes occurred on April 3, 2013 and the second tranche of $500,000 closed on October 1, 2013. The balance of the funding will be provided on April 1, 2014 ($500,000) and October 1, 2014 ($500,000). In addition, the Company and the Subsidiary entered a Guaranty and Security Agreements with the April 2013 Investors whereby the Company agreed to unconditionally guaranty to the April 2013 Investors the full, prompt and punctual performance with respect to the Convertible Notes, agreed to subordinate any claim that the Company may have against the Subsidiary to that of the April 2013 Investors and granted the April 2013 Investors a security interest in the Company’s assets including its ownership interest in the Subsidiary.

The Convertible Notes bear interest at 8%, mature four (4) years from the date of issuance and are convertible at the April 2013 Investors options at any time upon ten (10) days written notice to the Company into either: (1) the number of membership interests of the Subsidiary equal to the quotient of the principal due under the respective convertible promissory note divided by $2,500,000 multiplied by 18% of the total equity of the Subsidiary outstanding as of the date hereof; or (2) the number of shares of common stock of the Company equal to the quotient of the principal and interest payable under the Convertible Notes divided by a conversion price of $0.055 per share.

The Company may not prepay the Convertible Notes. In the event of a default and so long as any default exists, interest on the Convertible Notes will accrue at 10%. The Company must pay all accrued interest on the Convertible Notes on the first calendar day of each quarter, commencing on July 13, 2013.

ANNUAL AND QUARTERLY REPORTS

Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, as filed with the SEC, excluding exhibits, are being mailed to shareholders with this Information Statement. We will furnish any exhibit to our Annual Report on Form 10-K or Quarterly Report on Form 10-Q free of charge to any shareholder upon written request to the Company at The Chrysler Building, 405 Lexington Avenue, 26th Floor, New York, New York 10174. The Annual Report and Quarterly Report are incorporated in this Information Statement. You are encouraged to review the Annual Report and Quarterly Report together with subsequent information filed by the Company with the SEC and other publicly available information.

By Order of the Board of Directors,

*, 2014	/s/ Emmanuel Tsoupanarias
New York, New York	Chief Executive Officer and Director